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                                                                 EXHIBIT 10.6


                             UNION CAMP CORPORATION
                      RETIREMENT PLAN FOR OUTSIDE DIRECTORS

                                    ARTICLE I

                                    PURPOSES

        The purposes of this Plan are to provide retirement income to certain members of the Board of Directors of Union Camp Corporation (the "Company") in recognition of their past services to the Company and to provide an incentive for such persons to continue to serve as members of the Board of Directors of the Company.

                                   ARTICLE II
                                   DEFINITIONS

        2.1. "Board" shall mean the Board of Directors of Union Camp
Corporation.

        2.2. "Company" means Union Camp Corporation.

        2.3. "Director" means a member of the Board.

        2.4. "Effective Date" means April 26, 1988.

        2.5. "Outside Director" means a Director who (a) is not an officer or employee of the Company or any of its subsidiaries or (b) has been designated by the Board as an honorary Director of the Company and immediately prior thereto was an Outside Director as defined in clause (a) of this Section 2.5.

        2.6. "Participant" means an Outside Director who is both eligible for participation in the Plan and has not ceased to be a Participant.

        2.7. "Plan" means the Union Camp Corporation Retirement Plan for Outside Directors as set forth herein and as amended from time to time.

        2.8. "Plan Year" means the calendar year.





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        2.9. "Retainer" means the basic annual amount, (not including meeting fees) of cash compensation payable to an Outside Director for services rendered to the Company as of the date he ceases to be a member of the Board, excluding any amounts (basic annual amount or meeting fees) payable for services rendered as a member of any committee of the Board, plus the greater of (a) the average fair market value of the three most recent grants of Company common stock made to the Outside Director under the Stock Compensation Plan for Non-Employee Directors of the Company, the fair market value of each such grant being established as provided in said Stock Compensation Plan for Non-Employee Directors or (b) $5,000, as the value, for purposes of this Plan, of Company common stock awarded as compensation.

        2.10. "Retirement Date" means any date on or after an Outside Director's 65th birthday on which he ceases to be an Outside Director for any reason other than death.

        2.11. "Year of Service" means a period of 12 consecutive calendar months, whether before or after the Effective Date, commencing on the date an individual becomes an Outside Director and each anniversary thereof, during which such individual at all times serves as an Outside Director.

                                   ARTICLE III
                                  PARTICIPATION

        3.1. Each Outside Director shall be a Participant in the Plan on the later of (a) the Effective Date and (b) the date he becomes an Outside Director.

        3.2. An Outside Director who becomes a Participant will remain a Participant until he ceases to be an Outside Director.

        3.3. To the extent provided by the Board, periods subsequent to the Effective Date during which an Outside Director is unable to carry out the duties of his position as a result of temporary injury, sickness, or leaves of absence specifically approved by the

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Board, shall not cause an interruption of an individual's service as an Outside
Director or of his Years of Service for purposes of this Plan.

                                   ARTICLE IV
                               RETIREMENT BENEFIT

        4.1. Each participant who on his Retirement Date (a) is an Outside Director and (b) has completed five Years of Service shall receive an annual retirement benefit in an amount equal to the sum of:

        (a) 50% of his Retainer on his Retirement Date, and

        (b) 10% of his Retainer on his Retirement Date multiplied by the number of his full Years of Service in excess of 5 but not in excess of 10.

        4.2. The retirement benefit payable to a Participant under Section 4.1 shall be paid annually, commencing on or about the first day of the Plan Year following the Participant's Retirement Date and continuing on each subsequent anniversary thereof until the total number of such annual payments equals the number of the Participant's Years of Service, provided, however, if the Participant dies prior to all such annual payments being made, a death benefit shall be paid as provided in Article V hereof.

                                    ARTICLE V
                                  DEATH BENEFIT

        5.1. If, after his Retirement Date, a Participant who is eligible to receive a retirement benefit under Article IV dies before having been paid the total number of annual payments he is eligible to receive thereunder, a lump sum death benefit shall be paid to his named beneficiary or, if no beneficiary is named, to his estate, as soon as practicable after his death. Such beneficiary shall be named on a form provided by and


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filed with the Company for this purpose. The death benefit so payable shall be an amount equal to the present value of the unpaid annual retirement benefits which the Participant is eligible to receive under Article IV, such present value to be calculated by using the interest rate in effect on the first day of the year in which the Participant's death occurs as published by the Pension Benefit Guaranty Corporation for determining the value of lump sum payments on termination from IRS qualified pension plans.

                                   ARTICLE VI
                            ABSENCE OF OTHER BENEFITS

        6.1. Except for the retirement benefit payable under Article IV to a Participant who retires on his Retirement Date and, if applicable, the death benefit payable under Article V, no benefits are payable under this Plan to a Participant or any other person, including the spouse, beneficiaries or estate of any Participant, and the obligation of the Company to make payments under the Plan shall terminate upon the earlier of the payment of (a) the total number of annual payments the Participant is eligible to receive under Article IV or (b) the death benefit provided in Article V hereof.

                                   ARTICLE VII
                     OBLIGATIONS OF COMPANY; SOURCE OF PAYMENTS

        7.1. The sole obligation of the Company to any Participant in respect of any amounts which may become payable hereunder is a contractual obligation to make payments in accordance with the terms of the Plan.

        7.2. The Plan is an unfunded plan and all amounts payable under the Plan shall be paid from the general assets of the Company. The Company shall be under no


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obligation to segregate any of its assets in respect of the benefits provided hereunder or to fund or otherwise secure its obligation to pay such benefits.

                                  ARTICLE VIII
                             ADMINISTRATION OF PLAN

        8.1. The Plan shall be administered by the members of the Board who are not Outside Directors and such members of the Board shall have full and final authority to interpret the Plan; to prescribe, amend and rescind rules and regulations, if any, relating to the Plan; and to make all determinations necessary or advisable for the administration of the Plan. The reasonable determination of the members of the Board administering the Plan in all matters referred to herein shall be conclusive and binding for all purposes.

        8.2. No member of the Board shall be liable for, and the Company shall indemnify and hold each member of the Board harmless with respect to, anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for the willful misconduct or gross negligence of such member. The Board shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of its duties under the Plan. The expenses incurred in administering the Plan shall be paid by the Company.



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                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

        9.1. The Plan may be amended or terminated as of any date specified in a resolution adopted by the Board, but no such amendment or termination shall reduce or otherwise adversely affect the payment of benefits to any Participant who has retired on a Retirement Date and commenced receiving payments hereunder prior to the date of such amendment or termination.

                                    ARTICLE X
                                  MISCELLANEOUS

        10.1. Any payment under the Plan shall be made after deducting any taxes of any kind required to be withheld by the Company with respect to such payment under any federal, state or local law.

        10.2. No Participant, his named beneficiary or his estate shall have any right to commute, sell, transfer, assign or otherwise alienate or encumber his or its right to receive any payments under the Plan and any attempt to do so shall be void. No amounts payable under the Plan shall be subject to levy, attachment, garnishment or other legal process of any kind in satisfaction of the contracts, torts or other liabilities of a Participant, his named beneficiary or his estate.

        10.3. This Plan shall create no right in a Participant to continue as a member of the Board or to create any other rights in a Participant or obligations on the part of the Company, except as are set forth herein.

        10.4 This Plan shall be governed by the laws of the State of New Jersey.


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                                   ARTICLE XI
                               TERMINATION OF PLAN

        11.1. There shall be no further accrual of benefits under this Plan after December 31, 1997.

        11.2. The following Sections of this Article XI and Articles XII and XIII shall apply only to Outside Directors who are serving on the Board on December 31, 1997.

        11.3. The term "Retirement Date" shall mean the date the Outside Director ceases to be a member of the Board for any reason including death.
Section 2.10 shall not apply.

        11.4. The term "Service" shall mean the number of years plus any fractional part of a year the Outside Director has served on the Board commencing on the date he became an Outside Director and ending on December 31, 1997.

        11.5 The term "Retainer" shall mean $32,000. Section 2.9 shall not apply.
        11.6.  Article IV, Retirement Benefit, shall not apply.  Instead,
Article XII below shall apply.

        11.7. Article V, Death Benefit, shall not apply. Instead, Article XIII below shall apply.

                                   ARTICLE XII
              ARTICLE XII RETIREMENT BENEFIT FOR OUTSIDE DIRECTORS
                    SERVING ON THE BOARD ON DECEMBER 31, 1997



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        12.1. As of December 31, 1997 each Outside Director shall have accrued an annual retirement benefit under this Plan in an amount equal to 10% of his Retainer on December 31, 1997 multiplied by his years of Service but not in excess of 10 years of Service.

        12.2. As of December 31, 1997 the present value of each Outside Director's accrued annual retirement benefit under the Plan shall be determined using (a) the discount rate then in effect under the Supplemental Retirement Plan for Executive Officers for determining lump sum payment amounts under that plan; (b) the Outside Director's age and Service on the Board as of December 31, 1997; and (c) an assumption of retirement from the Board at the greater of age 65 or the Outside Director's age on December 31, 1997.

        12.3. As of December 31, 1997 each Outside Director shall have the option of allocating all or part of the present value of his accrued annual retirement benefit under the Plan between: (a) a deferred stock unit account payable in shares of the Company's Common Stock after the Outside Director's Retirement Date as set forth in and pursuant to the terms of the Outside Directors' Deferred Stock Unit Plan adopted by the Board on November 25, 1997; or (b) a deferred cash account credited at the rate of return achieved by the Custom Stable Value Fund (or its replacement) under the Company's employee savings plans.

        12.4. Each Outside Director shall make an irrevocable payment election to be paid his deferred stock account and/or deferred cash account in a lump sum or five or ten annual installments following his Retirement Date.If the Outside Director elects a lump sum payment his account shall be paid as soon as administratively feasible following his Retirement Date. If the Outside Director elects five or ten substantially equal installments, the first installment be paid commence on or as soon as administratively feasible after January 1 of the year following the year in which the Retirement Date occurs.

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                                  ARTICLE XIII
                                  DEATH BENEFIT

        13.1 If, an Outside Director serving on the Board on December 31, 1997, who has elected pursuant to Article XII to have his accrued retirement benefit allocated to a deferred cash account, dies, whether before or after his Retirement Date, a lump sum payment of his deferred cash account shall be made as soon as practicable to his designated beneficiary, or if no beneficiary is named, to his estate. Such beneficiary shall be named on a form provided by and filed with the Company for this purpose.


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